UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2026

STIFEL FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-09305	43-1273600
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 N. Broadway, St. Louis, Missouri 63102-2188

(Address of principal executive offices and zip code)

(314) 342-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered

Common Stock, $0.15 par value per share	SF	New York Stock Exchange

Depository Shares, each representing 1/1,000th interest in a share of 6.25% Non-Cumulative Preferred Stock, Series B	SF-PB	New York Stock Exchange

Depository Shares, each representing 1/1,000th interest in a share of 6.125% Non-Cumulative Preferred Stock, Series C	SF-PC	New York Stock Exchange

Depository Shares, each representing 1/1,000th interest in a share of 4.50% Non-Cumulative Preferred Stock, Series D	SF-PD	New York Stock Exchange

5.20% Senior Notes due 2047	SFB	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described in more detail below under Item 5.07, on June 9, 2026, the shareholders of Stifel Financial Corp. (the “Company”) approved amendments to the Stifel Financial Corp. 2001 Incentive Stock Plan (2018 Restatement) (the “Plan”). The material terms of the Plan are summarized in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 29, 2026. The description of the Plan is qualified in its entirety by the full text of the Plan, attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.03  Amendments to Articles of Incorporation or By-Laws: Change in Fiscal Year.

As described in more detail below under Item 5.07, on June 9, 2026, the Company’s shareholders approved an increase in the total number of shares of stock authorized from 197,000,000 to 294,000,000; and an increase in the number of shares of common stock authorized from 194,000,000 to 291,000,000.

On June 9, 2026, the Company filed the First Amendment to the Second Restated Certificate of Incorporation with the Secretary of the State of Delaware, which is attached hereto as Exhibit 3.1 and incorporated by reference herein.

Item 5.07  Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of the Company was held on June 9, 2026 to (i) elect twelve members of the Board of Directors; (ii) approve, on an advisory basis, the compensation of the named executive officers of the Company, as disclosed in the Company’s Proxy Statement; (iii) approve the adoption of an amendment to the Company’s Certificate of Incorporation to increase the number of shares of common stock authorized for issuance; (iv) approve the adoption of an amendment to the Stifel Financial Corp. 2001 Incentive Stock Plan (2018 Restatement) to increase capacity by 9,000,000 shares, including 175,000 shares to be reserved for non-employee directors; and (v) ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2026.

As of April 13, 2026, the record date for the Annual Meeting, there were 153,794,394 shares of common stock outstanding and entitled to vote. At the Annual Meeting, 142,320,057 shares of common stock were represented in person or by proxy, constituting a quorum.

The final results for the proposals voted on at the Annual Meeting are set forth below:

Proposal 1 – Election of Directors:

The Company’s shareholders elected twelve directors to hold office until the 2027 annual meeting of shareholders or until their respective successors are elected and qualified or until their earlier death, resignation or removal. The following table shows the results of the shareholders’ votes:

	For	Withhold Authority	Abstentions	Broker Non-votes
Adam T. Berlew	125,536,282	1,034,476	—	15,749,299
Maryam S. Brown	126,346,811	223,947	—	15,749,299
Michael W. Brown	123,047,033	3,523,725	—	15,749,299
Lisa L. Carnoy	125,248,195	1,322,563	—	15,749,299
Robert E. Grady	120,287,441	6,283,317	—	15,749,299
James P. Kavanaugh	125,525,957	1,044,801	—	15,749,299
Ronald J. Kruszewski	122,402,295	4,168,463	—	15,749,299
Maura A. Markus	117,164,901	9,405,857	—	15,749,299
Victor J. Nesi	124,594,673	1,976,085		15,749,299
David A. Peacock	121,277,210	5,293,548	—	15,749,299
Thomas W. Weisel	124,569,215	2,001,543	—	15,749,299
Michael J. Zimmerman	122,772,544	3,798,214	—	15,749,299

Proposal 2 – To approve, on an advisory basis, the compensation of the named executive officers of the Company, as disclosed in the Proxy Statement:

For	Against	Abstentions	Broker Non-votes
123,866,225	2,396,358	308,175	15,749,299

Proposal 3 – To approve the adoption of an amendment to the Company’s Certificate of Incorporation to increase the number of shares of common stock authorized for issuance:

For	Against	Abstentions	Broker Non-votes
141,102,597	1,111,627	105,833	N/A

Proposal 4 – To approve the adoption of an amendment to the Stifel Financial Corp. 2001 Incentive Stock Plan (2018 Restatement) to increase capacity by 9,000,000 shares, including 175,000 shares to be reserved for non-employee directors:

For	Against	Abstentions	Broker Non-votes
87,433,331	38,926,563	210,864	15,749,299

Proposal 5 – To ratify the selection of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2026:

For	Against	Abstentions	Broker Non-votes
138,332,694	3,809,504	177,859	N/A

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	First Amendment to the Second Restated Certificate of Incorporation, dated June 9, 2026
10.1	Stifel Financial Corp. 2001 Incentive Stock Plan (2018 Restatement), as amended through June 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STIFEL FINANCIAL CORP.

Date: June 9, 2026	By:	/s/ James M. Marischen
	Name:	James M. Marischen
	Title:	Chief Financial Officer

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